EXHIBIT 99.1

LAZARE KAPLAN INTERNATIONAL INC.

New York, NY – September 29, 2009 – Lazare Kaplan International Inc. (AMEX:LKI) (the “Company”) announced today it received a notice from NYSE Regulation, on behalf of NYSE AMEX LLC (the “Exchange”) granting an extension of time until October 7, 2009 for the Company to submit a plan of compliance, advising the Exchange of action it has taken, or will take, that will bring the Company into compliance with Sections 134 and 1101 of the Exchange's Company Guide by no later than December 15, 2009.

For further information regarding this matter, the Company refers interested parties to its Form 8-K filed with the Securities and Exchange Commission as of September 16, 2009 and September 29, 2009.

Lazare Kaplan International Inc. sells its diamonds and jewelry products through a worldwide distribution network.  The Company is noted for its ideal cut diamonds, which it markets internationally under the brand name, Lazare Diamonds®.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results.  Those risks include a softening of retailer or consumer acceptance of, or demand for, the Company's products, pricing pressures, adequate supply of rough diamonds, liquidity, and other competitive factors.  These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.  The information contained in this press release is accurate only as of the date issued.  Investors should not assume that the statements made in these documents remain operative at a later time.  Lazare Kaplan International Inc. undertakes no obligation to update any information contained in this news release.